As filed with the Securities and Exchange Commission on July 13, 2005
                                                               Registration No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ___________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ___________________

                              MOODY'S CORPORATION
             (Exact name of Registrant as specified in its charter)

              Delaware                                           13-3998945
   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                        Identification Number)


                              Moody's Corporation
                                99 Church Street
                            New York, New York 10007
   (Address, including zip code, of Registrant's principal executive office)


          Amended and Restated 2001 Moody's Corporation Key Employees'
                              Stock Incentive Plan
                            (Full title of the Plan)

                             ___________________

                             John J. Goggins, Esq.
                   Senior Vice President and General Counsel
                              Moody's Corporation
                                99 Church Street
                            New York, New York 10007
                                 (212) 553-0300

 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                   Copies to:
                            David J. Friedman, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                            New York, New York 10036
                                 (212) 735-3000


---------------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE
=================================================== ================ =============== ================== =============
                                                                       Proposed
                                                                       Maximum
                                                                       Offering      Proposed Maximum    Amount of
                                                     Amount to be      Price Per         Aggregate      Registration
       Title of Securities to be Registered          Registered(b)       Share        Offering Price        Fee
--------------------------------------------------- ---------------- --------------- ------------------ -------------
Common Stock, $0.01 par value per share (a)........   14,000,000       $44.62(c)      $624,680,000(c)     $73,525(c)
=================================================== ================ =============== ================== =============

(a) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
(b) This registration statement covers any additional shares of Common Stock which become issuable under the Amended and Restated 2001 Moody's Corporation Key Employees' Stock Incentive Plan as a result of any stock split, stock dividend or similar transactions effected without receipt of consideration which results in an increase in the number of shares of Common Stock outstanding.
(c) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on July 7, 2005.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents filed by Moody's Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

      (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2005.

      (c) The Company's Current Reports on Form 8-K filed on February 16, 2005, April 27, 2005 and May 13, 2005.

      (d) The Company's Annual Report relating to Employee Plans on Form 11-K for the fiscal year ended December 31, 2004.

      (e) The description of the Company's capital stock contained in the Registration Statement on Form 10/A-2 filed on September 11, 2000.

      (f) The description of the Company's Preferred Share Purchase Rights contained in Amendment No. 1 to the Company's Registration Statement on Form 8-A filed on May 18, 2005.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

      Not required.

Item 5. Interests of Named Experts and Counsel

      John J. Goggins, Esq., Senior Vice President and General Counsel of the Company, has rendered an opinion as to the validity of the Common Stock offered hereby. As of June 29, 2005, Mr. Goggins owned 22,054 shares of Common Stock (including 9,402 shares of restricted stock) and held options to purchase 265,550 shares of Common Stock.

Item 6. Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      The Company's Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

      The indemnification rights conferred by the Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed

      Not applicable.

Item 8. Exhibits

      The following exhibits are filed as part of this Registration Statement:

      4.1 Restated Certificate of Incorporation of the Company, as amended, effective June 30, 1998, and as further amended effective October 1, 2000 (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on October 4, 2000) and April 26, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 27, 2005)

      4.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10 filed on June 18, 1998)

      4.3 The Amended and Restated Rights Agreement, dated as of September 27, 2000, between the Company and EquiServe Trust Company, N.A. (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on September 29, 2000)

      4.4 The Amended and Restated Moody's Corporation 2001 Key Employees' Stock Incentive Plan (incorporated herein by reference to Appendix B to the Definitive Proxy Statement filed pursuant to Schedule 14(a) on March 24, 2004)

      5 Opinion of John J. Goggins, Esq., Senior Vice President and General Counsel

      23.1  Consent of PricewaterhouseCoopers LLP

      23.2  Consent of John J. Goggins (included in Exhibit 5)

      24    Power of Attorney

Item 9. Undertakings

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of the Profit Participation Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of July, 2005.

                                            MOODY'S CORPORATION


                                            By:  /s/ John J. Goggins
                                               --------------------------------
                                                     John J. Goggins
                                               Senior Vice President and General
                                               Counsel


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


      Signature                                             Title                                    Date
      ---------                                             -----                                    ----

/s/ Raymond W. McDaniel, Jr.                 Chairman of the Board of Directors,                 July 12, 2005
-------------------------------------        Chief Executive Officer and
    Raymond W. McDaniel, Jr.                 Director (principal executive officer)


/s/ Linda S. Huber                           Executive Vice President and Chief                  July 12, 2005
-------------------------------------        Financial Officer (principal financial
    Linda S. Huber                           officer)


/s/ Joseph McCabe                            Vice President and Corporate Controller             July 12, 2005
-------------------------------------        (principal accounting officer)
    Joseph McCabe


/s/ Basil L. Anderson                        Director                                            July 12, 2005
-------------------------------------
    Basil L. Anderson


/s/ Robert R. Glauber                        Director                                            July 12, 2005
-------------------------------------
    Robert R. Glauber


/s/ Ewald Kist                               Director                                            July 12, 2005
-------------------------------------
    Ewald Kist


/s/ Connie Mack                              Director                                            July 12, 2005
-------------------------------------
    Connie Mack


/s/ Henry A. McKinnell, Jr.                  Director                                            July 12, 2005
-------------------------------------
    Henry A. McKinnell, Jr. Ph.D.


/s/ Nancy S. Newcomb                         Director                                            July 12, 2005
-------------------------------------
    Nancy S. Newcomb


/s/ John K. Wulff                            Director                                            July 12, 2005
-------------------------------------
    John K. Wulff


                               INDEX TO EXHIBITS

  Exhibit
  Number                              Description

    4.1 Restated Certificate of Incorporation of the Company, as amended, effective June 30, 1998, and as further amended effective October 1, 2000 (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on October 4, 2000) and April 26, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 27, 2005)

    4.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10 filed on June 18, 1998)

    4.3 The Amended and Restated Rights Agreement, dated as of September 27, 2000, between the Company and EquiServe Trust Company, N.A. (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on September 29, 2000)

    4.4 The Amended and Restated Moody's Corporation 2001 Key Employees' Stock Incentive Plan (incorporated herein by reference to Appendix B to the Definitive Proxy Statement filed pursuant to Schedule 14(a) on March 24, 2004)

    5       Opinion of John J. Goggins, Esq., Senior Vice President and General
            Counsel

    23.1    Consent of PricewaterhouseCoopers LLP

    23.2    Consent of John J. Goggins (included in Exhibit 5)

    24      Power of Attorney